Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-239017 and 333-239017-01

MARKET MEASURE SUPPLEMENT (To Prospectus Supplement dated July 20, 2020 and Prospectus dated July 17, 2020, as may be amended)

Wells Fargo Finance LLC

Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Securities Linked to One or More Indices or Exchange-Traded Funds

Wells Fargo Finance LLC, a wholly-owned finance subsidiary of Wells Fargo & Company, may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”) or exchange-traded funds (each, a “ Fund” and collectively, the “Funds”), or any combination thereof. Wells Fargo & Company will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any securities Wells Fargo Finance LLC issues. This prospectus supplement, which we refer to as a “market measure supplement,” describes potential Indices and Funds to which the securities may be linked. This market measure supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the description of any relevant Index or Fund contained in this market measure supplement. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure herein, the disclosure in the relevant pricing supplement will control.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this market measure supplement or the accompanying pricing supplement, any applicable product supplement, the prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” on page MMS-5, the applicable pricing supplement, any applicable product supplement and the documents incorporated therein by reference for a discussion of risks relating to each particular issuance of securities.

Wells Fargo Securities

The date of this market measure supplement is July 20, 2020.

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You should read this market measure supplement, together with the accompanying prospectus supplement and the prospectus, any applicable product supplement and the applicable pricing supplement, which together contain a description of the terms of the securities to be offered and other relevant disclosures, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under the “Risk Factors” section of any applicable product supplement and the applicable pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

All disclosures contained in this market measure supplement and the applicable pricing supplement regarding any Index or Fund, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing levels or prices, have been derived from publicly available information. The information reflects the policies of, and is subject to change by, the sponsor of the applicable Index or Fund (with respect to an Index, the “index sponsor” and with respect to a Fund, the “fund sponsor”). Each Index is developed, calculated and maintained by its respective index sponsor. Each Fund is developed, calculated and maintained by its respective fund sponsor. Neither we nor any agent participating in the distribution of the securities has independently verified the accuracy or completeness of any information with respect to any Index, index sponsor or any Fund or fund sponsor in connection with the offer and sale of the securities. Furthermore, neither we nor any agent can give any assurance that all events occurring prior to the date of any offer and sale of securities (including events that would affect the accuracy or completeness of the publicly available information described in this market measure supplement or in the applicable pricing supplement) that would affect the level of any Index or the price of any Fund have been publicly disclosed. Subsequent disclosure of any such events could affect the payment received at maturity or on any other relevant date with respect to such securities and therefore the value of the securities. Neither we nor any agent accepts any responsibility for the calculation, maintenance or publication of any Index, Fund or any successor Index or successor Fund.

With respect to an Index, unless otherwise specified in the applicable pricing supplement, Wells Fargo & Company, our parent company, or another one of our affiliates has contracted with the index sponsor of the Index or Indices to which your securities may be linked for the rights for Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us) to use such Index or Indices and certain associated trademarks or service marks for each Index. Wells Fargo & Company or another one of our affiliates generally obtain these licenses either on an individual basis for a particular offering of securities or for a term of years. Although we anticipate that Wells Fargo & Company or another one our affiliates will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

When we refer to “we,” “us” or “our” in this market measure supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

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RISK FACTORS

For risk factors specific to any of the Indices or Funds to which your securities are linked, please see the “Risk Factors” section of any applicable product supplement and the applicable pricing supplement.

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DESCRIPTION OF EQUITY INDICES

THE DOW JONES INDUSTRIAL AVERAGE®

We obtained all information contained in this market measure supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones Industrial Average® is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average® at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average® in connection with the offer and sale of securities.

In addition, information about the Dow Jones Industrial Average® may be obtained from other sources including, but not limited to, the Dow Jones Industrial Average® sponsor’s website (including information regarding the sector weightings of the Dow Jones Industrial Average®). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Dow Jones Industrial Average® is accurate or complete.

General

The Dow Jones Industrial Average® is an index that measures the performance of 30 U.S. blue-chip companies. The Dow Jones Industrial Average® covers all industries with the exception of transportation and utilities.

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the Dow Jones Industrial Average®, no assurance can be given that S&P Dow Jones will not modify or change this methodology in a manner that may affect the amounts payable on the securities at maturity.

The Dow Jones Industrial Average® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Construction and Maintenance

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets at least semi-annually. At each meeting, the Averages Committee reviews pending corporate actions that may affect constituents of the Dow Jones Industrial Average®, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under Global Industry Classification Standard (GICS®) code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the U.S. In addition, a plurality of revenues should be derived from the U.S. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®.

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Changes to the indices are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time.

Corporate Actions.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Corporate Action	Adjustment Made to the Dow Jones Industrial Average®	Divisor Adjustment?

Spin-off

The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). The index divisor adjusts simultaneously.

Any potential impacts on constituents of the Dow Jones Industrial Average® are evaluated by the Averages Committee on a case by case basis.

Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split or dividend.	Yes
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	No impact.	No
Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the Dow Jones Industrial Average® will be replaced on the effective date of the drop. In the case of a zero price spin-off, the spun-off company is not replaced.	Yes

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Dow Jones Industrial Average®, which is owned and published by S&P Dow Jones, in connection with certain securities, including the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones Industrial Average®, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones Industrial Average®. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of any amounts payable on the securities. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

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S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG S&P DOW JONES, WELLS FARGO & COMPANY AND WELLS FARGO FINANCE LLC.”

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THE DOW JONES U.S. REAL ESTATE INDEX

We obtained all information contained in this market measure supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones U.S. Real Estate Index is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones U.S. Real Estate Index in connection with the offer and sale of securities.

In addition, information about the Dow Jones U.S. Real Estate Index may be obtained from other sources including, but not limited to, the Dow Jones U.S. Real Estate Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Dow Jones U.S. Real Estate Index is accurate or complete.

General

The Dow Jones U.S. Real Estate Index is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Background of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is one of the 20 supersector indices that make up the Dow Jones U.S. IndexSM. The Dow Jones U.S. Index is a broad-based measure of the U.S. stock market, which aims to represent the top 95% of U.S. companies based on float-adjusted market capitalization, excluding the most thinly traded securities. That is, the Dow Jones U.S. Index is a market capitalization-weighted index in which only the shares of a company that are readily available to investors—the “float”—are counted. The Dow Jones U.S. Index is a subset of the Dow Jones Global IndexSM. The Dow Jones Global Index targets 95% coverage of markets open to foreign investment and tracks 48 countries, including 25 developed markets and 23 emerging markets.

The Dow Jones U.S. Real Estate Index, the Dow Jones U.S. Index, and the Dow Jones Global Index are part of the Dow Jones Global IndexesSM family, which is a comprehensive global index series designed to provide a broad range of portfolio-management and benchmarking tools. The Dow Jones Global IndexesSM include regional, country, size-segment, and sector indexes. The sector indexes track global sector indexes and sector indexes for each country and region. The sectors are defined based on the proprietary classification system used by Dow Jones Indexes. Dow Jones’ proprietary classification system includes 10 industries, 20 supersectors, 41 sectors, and 114 subsectors. Dow Jones’ proprietary classification system allocates companies to the subsector whose definition most closely describes the nature of its business. The nature of a company’s business is determined by its source of revenue or where it constitutes the majority of revenue.

Composition of the Dow Jones U.S. Real Estate Index

Stocks in the top 95% of the index universe by free-float market capitalization are selected as components of the Dow Jones U.S. Index, skipping stocks that fall within the bottom 1% of the universe by free-float market capitalization and within the bottom .01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate supersector of industry classifications as maintained by Dow Jones’ proprietary classification system. The Real Estate supersector—part of the Financials industry classification—is composed of two sectors.

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The Real Estate Investment & Services sector consists of real estate holding and development companies that invest directly or indirectly in real estate through development, investment, or ownership; and real estate services companies that provide services to real estate companies but do not own the properties themselves, including agencies, brokers, leasing companies, management companies, and advisory services. The Real Estate Investment Trusts sector consists of REITs or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase of mortgages or mortgage-backed securities.

The Dow Jones U.S. Real Estate Index component candidates must also be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, LPTs, and similar real-property-owning passthrough structures taxed as REITs by their domiciles are also eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten non-trading days during the past quarter are excluded.

Review of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is reviewed on a quarterly basis. The number of shares outstanding for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 5% due to a corporate action, the share total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, changes will be announced at least two business days prior to implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g., March, June, September and December).

In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the index. Mergers, takeovers, and spinoffs, as well as organic growth in a company’s business segments, can require industry and sector transfers. If a company’s primary revenues shift from one line of business to another, the company will be assigned a new industry, supersector, sector, and subsector during a quarterly review. A company’s classification may also require an immediate change as a result of a special event such as a merger, takeover, or spinoff.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Dow Jones U.S. Real Estate Index, which is owned and published by S&P Dow Jones, in connection with certain securities, including the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only

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relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones U.S. Real Estate Index, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones U.S. Real Estate Index. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of any amounts payable on the securities. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG S&P DOW JONES, WELLS FARGO & COMPANY AND WELLS FARGO FINANCE LLC.”

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THE EURO STOXX 50® INDEX

We obtained all information contained in this market measure supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), the index sponsor. STOXX has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the EURO STOXX 50® Index in connection with the offer and sale of securities.

In addition, information about the EURO STOXX 50® Index may be obtained from other sources including, but not limited to, the EURO STOXX 50® Index sponsor’s website (including information regarding (i) the EURO STOXX 50® Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50® Index’s sector weightings and (iii) the EURO STOXX 50® Index’s country weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50® Index is accurate or complete.

The EURO STOXX 50® Index is calculated, maintained and published by STOXX, a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 on December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on STOXX’s website.

The EURO STOXX 50® Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders in terms of free-float market capitalization from within the EURO STOXX Supersector indices, which includes stocks selected from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The component stocks have a high degree of liquidity and represent the largest companies across all supersectors as defined by the Industry Classification Benchmark.

Component Selection. The composition of the EURO STOXX 50® Index is reviewed by STOXX annually in September. Within each of the 19 EURO STOXX Supersector indices, the respective index component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current EURO STOXX 50® Index components are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50® Index contains 50 stocks.

Ongoing Maintenance of Component Stocks

The component stocks of the EURO STOXX 50® Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50® Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the EURO STOXX 50® Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. The highest-ranked non-component stock will replace the exiting component stock. The EURO

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STOXX 50® Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the lower buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each component stock that STOXX uses to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization. The free float factor reduces the component stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).

Calculation of the EURO STOXX 50® Index

The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index =	Free-float market capitalization of the EURO STOXX 50® Index
Divisor

The “free-float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the EURO STOXX 50® Index is being calculated. The component stocks trade in euros and thus, no currency conversion is required. The cap factor limits the weight of a component within the EURO STOXX 50® Index to a maximum of 10%.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the calculation of the EURO STOXX 50® Index, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Special cash dividend

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Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.

Adjusted price = closing price – dividend announced by the company * (1 – withholding tax, if applicable)

Divisor: decreases

(2)	Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change

(3)	Rights offering: If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases

(4)	Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change

(5)	Stock dividend from treasury stock or redeemable shares (if treated as extraordinary dividend): Adjusted close = close – close * B / (A + B) Divisor: decreases

(6)	Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases

(7)	Return of capital and share consolidation:
Adjusted price = (closing price – capital return announced by company * (1 – withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases

(8)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)
New number of shares = old number of shares – number of tendered shares
Divisor: decreases

(9)	Spin-off: Adjusted price = (closing price * A – price of spun-off shares * B) / A Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering: For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one, all the following “new number of shares” formulas need to be divided by A:

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○	If rights are applicable after stock distribution (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /
((A + B) * (1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases

○	If stock distribution is applicable after rights (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases

○	Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases

(11)	Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

(12)	Free Float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

STOXX Limited (“STOXX”) and its licensors (the “Licensors”) have no relationship to us other than the licensing of the EURO STOXX 50® Index and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.

•	Recommend that any person invest in the securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.

•	Have any responsibility or liability for the administration, management or marketing of the securities.

•	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied, and disclaim any and all warranty about:

•	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

•	The accuracy or completeness of the EURO STOXX 50® Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

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•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;

•	Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

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THE FTSE® 100 INDEX

We obtained all information contained in this market measure supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”), the index sponsor. FTSE is a wholly owned subsidiary of the London Stock Exchange Group plc (the “LSEG”). The FTSE® 100 Index is an index calculated, published and disseminated by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE® 100 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the FTSE® 100 Index in connection with the offer and sale of securities.

In addition, information about the FTSE® 100 Index may be obtained from other sources including, but not limited to, the FTSE® 100 Index sponsor’s website (including information regarding (i) the FTSE® 100 Index’s top five constituents and their respective weightings and (ii) the FTSE® 100 Index’s sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the FTSE® 100 Index is accurate or complete.

General

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984.

The FTSE® 100 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings), is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Companies already included in the FTSE® 100 Index have a five-year grandfathering period to comply or they will be removed from the FTSE® 100 Index in September 2022.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the

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Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualifies to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each FTSE Underlying Stock. The FTSE® 100 Index is calculated by summing the free float adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE® 100 Index with the goal of ensuring that the changes in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE® 100 Index remain comparable over time and that changes in the level of the FTSE® 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE® 100 Index.

License Agreement

Wells Fargo & Company, our parent company, and FTSE have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the FTSE® 100 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE provides that the following language must be set forth in this market measure supplement:

THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE RUSSELL OR BY THE LONDON STOCK EXCHANGE GROUP COMPANIES AND NEITHER FTSE NOR THE LSE MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE® 100 INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSE® 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE LSE SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100® INDEX AND NEITHER FTSE NOR THE LSE SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

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THE HANG SENG® INDEX

We obtained all information contained in this market measure supplement regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Hang Seng Indexes® Company Limited (formerly HSI Services Limited) (“HSI”), the index sponsor. HSI is a wholly owned subsidiary of Hang Seng Bank. The Hang Seng® Index is an index calculated, published and disseminated by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Hang Seng® Index in connection with the offer and sale of securities.

In addition, information about the Hang Seng® Index may be obtained from other sources including, but not limited to, the Hang Seng® Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Hang Seng® Index is accurate or complete.

General

The Hang Seng® Index is a free float adjusted market capitalization weighted index of selection of companies from The Stock Exchange of Hong Kong Ltd. (the “HKSE”). The components of the index are divided into four sub-indices: commerce and industry, finance, utilities, and properties. The index was developed with a base level of 100 as of July 31, 1964 and is designed to be an indicator of the performance of the Hong Kong stock market.

The Hang Seng® Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Standards for Listing and Maintenance

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index only if the company has no unlisted share capital.

To be eligible for selection, a company:

•	must be among those companies that constitute the top 90% of the total market capitalization of all eligible shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months);

•	must be among those companies that constitute the top 90% of the total turnover of all eligible shares listed on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods over the past 24 months);

•	must not be the subject of a high shareholder concentration notice from the Hong Kong Securities and Futures Commission; and

•	should normally have a listing history of at least 24 months on the HKSE or meet the requirements of the following guidelines: for newly listed large-cap stocks, the minimum listing time required for inclusion in the stock universe for the Hang Seng® Index review is as follows:

Average Market Capitalization Ranking at Time of Review	Minimum Listing History
Top 5	3 Months
6-15	6 Months
16-20	12 Months
21-25	18 Months
Below 25	24 Months

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Companies meeting all eligibility requirements will be considered for inclusion and their candidacy will be assessed on the following criteria:

•	the market value and turnover ranking of the company;

•	the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market; and

•	the financial performance of the company.

The number of constituents is fixed at 50.

Should a company that is scheduled to be added as a constituent but the Securities and Futures Commission subsequently issued a high shareholding concentration notice on the company before the scheduled addition date, it generally will not be added to the Hang Seng® Index. The companies that are included in the Securities and Futures Commission “High Shareholding Concentration Announcements” can be reconsidered for regaining their eligibility for constituency in the Hang Seng® Index if the company issues a voluntary announcement entitled “Resolving of High Shareholding Concentration” to state that the high shareholding concentration issue has been resolved, with proper disclosure on the actions taken and the updated shareholding status. The company will be eligible for reconsideration to regain their constituency in the next index review following an observation period of 12 months after the voluntary disclosure.

Whether to remove a suspended constituent from the Hang Seng® Index and replace it with an appropriate candidate will be determined in the regular index review. Should a suspended constituent be removed from the Hang Seng® Index, its last traded price may be adjusted down to the system lowest price, i.e. $0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

Calculation of the Hang Seng® Index

The Hang Seng® Index is calculated using a free float adjusted market capitalization weighted methodology with a 10% cap on individual stock weightings.

The formula for the index calculation is shown below:

current index	=	current aggregate free float adjusted market capitalization of constituents	×	yesterday’s closing index
yesterday’s aggregate free float adjusted market capitalization of constituents

=	(Pt × IS × FAF × CF)	×	yesterday’s closing index
(Pt-1 × IS × FAF × CF)

where:

Pt    : current price at day t;

Pt-1 : closing price at day t-1;

IS    : number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);

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FAF : free float adjusted factor, which is between 0 and 1; and

CF   : capping factor, which is between 0 and 1.

Free float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than or equal to 5% of the shareholdings would be considered as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-free float unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement). Lock-up shares with trading restrictions are classified as non-free float, regardless of the shareholding percentage.

The free float adjusted factor represents the proportion of shares that is free floated as a percentage of the issued shares. The free float adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5%. For companies with more than one class of shares, the free float adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing. The update of the issued shares, adjustment of the free float adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or free float adjusted factor is substantially different from the production data.

License Agreement

Wells Fargo & Company, our parent company, and HSI have entered into an agreement providing Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us) a non-exclusive license and, for a fee, with the right to use the Hang Seng® Index, which is owned and published by HSI, in connection with certain securities, including the securities.

The license agreement provides that the following information must be set forth in this market measure supplement:

The Hang Seng® Index is published and compiled by Hang Seng® Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng® Index are proprietary to Hang Seng Data Services Limited. Hang Seng® Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng® Index by us in connection with the securities, BUT NEITHER HANG SENG® INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG® INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG® INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG® INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG® INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng® Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng® Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG® INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG® INDEX BY US IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG® INDEXES

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COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG® INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG® INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG® INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng® Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng® Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

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THE MSCI INDICES

We obtained all information contained in this market measure supplement regarding the MSCI ACWI Index®, the MSCI EAFE Index® and the MSCI Emerging Markets IndexSM (each, an “MSCI Index” and collectively, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”), the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI Indices in connection with the offer and sale of securities.

In addition, information about the MSCI Indices may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website (including information regarding (i) the sector weightings and (ii) the country weightings for the MSCI Indices). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

The MSCI Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The MSCI ACWI Index®

The MSCI ACWI Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in both the global developed and emerging markets. As of the date of this market measure supplement, the following country indices are included in the MSCI ACWI Index®: (i) the following developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; and (ii) the following emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. Since June 2018, the MSCI ACWI Index® has included shares traded on mainland Chinese exchanges, as distinct from exchanges in Hong Kong, referred to as A-shares. In addition, since May 2019, the MSCI ACWI Index® has included the MSCI Saudi Arabia Index and the MSCI Argentina Index. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI ACWI Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI ACWI Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI ACWI Index® are classified either as developed market indices or emerging market indices. In addition, the MSCI ACWI Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. Our parent company, Wells Fargo & Company is one of the companies currently included in the MSCI ACWI Index®.

The MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this market measure supplement, the following developed market country indices are included in the MSCI EAFE Index®: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI EAFE Index® are classified as developed market indices. In addition, the MSCI EAFE Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI.

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The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this market measure supplement, the following emerging market country indices are included in the MSCI Emerging Markets IndexSM: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. Since June 2018, the MSCI Emerging Markets IndexSM has included shares traded on mainland Chinese exchanges, as distinct from exchanges in Hong Kong, referred to as A-shares. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets IndexSM are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets IndexSM is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI Emerging Markets IndexSM are classified as emerging market indices. In addition, the MSCI Emerging Markets IndexSM is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI.

Constructing the MSCI Indices

The MSCI Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the Standard Index; and (v) classifying securities under the Global Industry Classification Standard (the “GICS®”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts (“REITs”) and certain income trusts in Canada, are eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities and stapled securities each of the underlying components of which exhibit characteristics of equity securities are also eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds (“ETFs”), equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The global investable equity universe is the aggregation of all market investable equity universes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be

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represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not

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subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”), with the following free float-adjusted market capitalization market coverage target ranges:

•	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

•	Standard Index (Large + Mid): 85% ± 5%

•	Large Cap Index: 70% ± 5%

•	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if after the application of the index maintenance methodology a Standard Index contains less than five securities in a DM or three securities in an EM, then the remaining securities are selected for inclusion by multiplying market capitalization of such securities by a factor of 1.5.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indices, the GICS®. The GICS® entails four levels of classification: (1) sector; (2) industry groups; (3) industries; and (4) sub–industries. Under the GICS®, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®. The GICS® classification of each security is used by MSCI to construct additional indices.

Constructing and Calculating the Individual Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size segment requirements, the final list of constituents for each Market Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

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Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index levels.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, MSCI may make structural changes to the MSCI Indices as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Indices or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Indices.

In particular, index maintenance involves semi-annual index reviews in May and November and quarterly index reviews in February and August of the Size Segment Indices. Semi-annual index reviews include updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”). Quarterly index reviews include adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

Corporate Events

In addition, ongoing event-related changes to the MSCI Indices are made as the result of mergers, acquisitions, spin-offs, suspensions, delistings, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. Changes resulting from corporate events involve many aspects, including additions, deletions, changes in number of shares, changes in industry classification and changes in foreign inclusion factors and/or domestic inclusion factors as a result of updated free float estimates. These changes generally are reflected in the MSCI Indices at the time of the event. In addition, changes in number of shares are consistently coordinated with changes in foreign inclusion factors and/or domestic inclusion factors to attempt to accurately reflect the investability of the underlying securities. Changes resulting from corporate events that could not be implemented on or near the effective dates and where no price adjustment factor is necessary, such as private placements and secondary offerings, are implemented at the following regularly scheduled index review. IPOs that are significant in size and meet the MSCI inclusion criteria may be considered for early inclusion in the Standard Index. If the decision is made to include an IPO early, the inclusion is effective after the close of the security’s tenth day of trading.

Further information about the MSCI corporate events methodology may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

License Agreement

Wells Fargo & Company, our parent company, and MSCI Inc. have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the MSCI Indices in connection with the issuance of the securities.

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The license agreement between Wells Fargo & Company and MSCI provides that the following language must be stated in this market measure supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI INDICES (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI, THE MSCI ACWI INDEX®, THE MSCI EAFE INDEX® AND THE MSCI EMERGING MARKETS INDEXSM ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI ACWI INDEX®, THE MSCI EAFE INDEX® AND THE MSCI EMERGING MARKETS INDEXSM WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI INDICES AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

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No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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THE MVIS® U.S. LISTED OIL SERVICES 25 INDEX

We obtained all information contained in this market measure supplement regarding the MVIS® U.S. Listed Oil Services 25 Index (the “Oil Services Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MV Index Solutions GmbH (“MVIS”), the index sponsor. MVIS has no obligation to continue to publish, and may discontinue publication of, the Oil Services Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Oil Services Index in connection with the offer and sale of securities.

In addition, information about the Oil Services Index may be obtained from other sources including, but not limited to, the Oil Services Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Oil Services Index is accurate or complete.

The Oil Services Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000.

The Oil Services Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

The Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free-float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion.

In addition to the above, stocks that are currently not in the Oil Services Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Oil Services Index the following applies:

•	a full market capitalization exceeding US$75 million; and

•	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at previous two reviews).

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In addition:

•	a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or

•	at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the Oil Services Index, additional companies are flagged eligible by the Index owner’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

•	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Oil Services Index is reviewed on a semi-annual basis in March and September.

The target coverage of the Oil Services Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. Oil Services Index constituents are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector qualify.

(2)	The 50 stocks are ranked in two different ways — by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

(a)	Initially, the highest ranked 25 companies made up the Oil Services Index.

(b)	On-going, a 10-40 buffer is applied; the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current Oil Services Index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

Review Schedule

The reviews for the Oil Services Index are based on the closing data on the last business day in February and August. If a company does not trade on the last business day in February or August, the last available price for this company will be used.

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The underlying index data (e.g., new number of shares, new free-float factors and new weighting cap factors) is announced on the second Friday in March or September. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in March or September. Changes to the Oil Services Index are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the Oil Services Index does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day.

For purposes of this description of the Oil Services Index, “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.

Ongoing Maintenance

In addition to the periodic reviews, the Oil Services Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Oil Services Index components.

Replacements. For all corporate events that result in a stock deletion from the Oil Services Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Oil Services Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case of a merger of two or more index components, the replacement stock will be added with its free-float market capitalization, weighted with the capping factor of the uncapped components in the small-weight group of the weighting scheme.

Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a 3-day notice period.

Initial Public Offerings (IPOs) and Spin-Offs. An IPO stock is eligible for fast-track addition to the index universe for the Oil Services Index once, either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February or August) or else at the then-following semi-annual review. In order to be added to the Oil Services Index the IPO stock has to meet the size and liquidity requirements:

•	the IPO must have a full market capitalization exceeding US$150 million;

•	the IPO must have a free-float factor of at least 10%;

•	the IPO must have an average-daily-trading volume of at least US$1 million; and

•	the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies as well.

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

•	If an Oil Services Index component merges with or takes over another Oil Services Index component: The surviving stock remains in the Oil Services Index and the other stock is deleted immediately from the Oil Services Index. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

•	If an Oil Services Index component merges with or takes over a non-Oil Services Index component:

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If the surviving stock meets the Oil Services Index requirements, then it remains in the Oil Services Index and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover.

If the surviving stock does not meet the Oil Services Index requirements, then it is deleted immediately from the Oil Services Index.

•	If a non-Oil Services Index component merges with or takes over an Oil Services Index component:

If the surviving stock meets the Oil Services Index requirements, then it will be added to the Oil Services Index and will replace the current Oil Services Index component. Its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover.

If the surviving stock does not meet the Oil Services Index requirements, then it will not be added to the Oil Services Index and the current Oil Services Index component is deleted immediately from the Oil Services Index.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the Oil Services Index for at least two trading days, if traded on its ex-date. If a spin-off company does not qualify for the Oil Services Index, it will be deleted based on its closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.

Additions due to Replacements. In case the number of Oil Services Index components drops below the minimum component number and no non-component stock is eligible as a replacement, the determination of the addition is subject to MVIS’s decision.

Index Calculation

The value of the Oil Services Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Oil Services Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = company-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the Oil Services Index; and

D = divisor (rounded to six decimal places).

Free-Float

The Oil Services Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

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Company-Weighting Cap Factors

Companies in the Oil Services Index are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The Oil Services Index used the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Oil Services Index:

(1)	All Oil Services Index components are weighted by their free-float market capitalization.

(2)	All companies exceeding 4.5% but at least the largest five and at the maximum the largest ten companies are grouped together (so called “Large-Weights”) and all other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50%:

(a)	Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

(b)	Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining Oil Services Index constituents in the Large-Weights.

(c)	Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining Oil Services Index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Oil Services Index) should not change the level of the Oil Services Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Oil Services Index that alters the total market value of the Oil Services Index while holding stock prices constant will require a divisor adjustment.

where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Oil Services Index.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed below with notes about the necessary changes and whether the divisor will be adjusted. Implementation takes place on the ex-date.

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Special cash dividend pi, adjusted = pi – (Dividend x (1 – Withholding Tax))	Divisor change: Yes
Split Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Rights offering Shareholders receive “B” new shares for every “A” share held. If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.	Divisor change: Yes
Stock dividend Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Divisor change: Yes
Stock dividend of a different company security Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: Yes

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Spin-offs Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes
Addition/deletion of a company Net change in market value determines the divisor adjustment.	Divisor change: Yes

Changes in shares outstanding/free-float

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the semi-annual review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.

Divisor change: Yes
Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Divisor change: Yes

With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the Oil Services Index.

Corporate actions are announced at least four days prior to implementation.

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THE NASDAQ-100 INDEX®

We obtained all information contained in this market measure supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”), the index sponsor. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index® at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100 Index® in connection with the offer and sale of the securities.

In addition, information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website (including information regarding the sector weightings of the Nasdaq-100 Index®).  We are not incorporating by reference into this document the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

The Nasdaq 100-Index® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the underlying stocks and hold them until maturity.

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. Current information regarding the market value of the Nasdaq-100 Index® is available from Nasdaq as well as numerous market information services.

The Nasdaq-100 Index® share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its Nasdaq-100 Index® share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq Stock Market (which may be the official closing price published by the Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for Nasdaq-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria

Initial Eligibility Criteria

To be eligible for initial inclusion in the Nasdaq-100 Index®, a security must meet the following criteria:

•	the issuer of the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	a security must be issued by a non-financial company;

•	a security may not be issued by an issuer currently in bankruptcy proceedings;

•	a security must have an average daily trading volume of at least 200,000 shares in the previous three months (measured annually during the ranking review process described below);

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•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured during the ranking review process);

•	the issuer of the security may not have entered into a definitive agreement or other arrangement where the transaction is determined to be highly probable and would likely result in the security no longer being Nasdaq-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the security must have “seasoned” on the Nasdaq, NYSE or CBOE. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the Nasdaq-100 Index®, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured during the ranking review process);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of Nasdaq-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

These Nasdaq-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.

Annual Ranking Review

The composition of the Nasdaq-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on the Nasdaq Stock Market that meet the applicable eligibility criteria are ranked by market value. Nasdaq-100 Index® -eligible securities that are already in the Nasdaq-100 Index® and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the Nasdaq-100 Index®. A Nasdaq-100® Index issuer that is ranked 101 to 125 is generally retained, provided that such issuer was

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ranked in the top 100 eligible issuers as of the previous Ranking Review or was added to the Nasdaq-100 Index® subsequent to the previous Ranking Review. Nasdaq-100 Index® issuers not meeting such criteria are replaced. Additionally, if at the time of the Ranking Review an eligible issuer not currently in the Nasdaq-100 Index® is ranked within the top 75 eligible securities by market capitalization and is not one of the replacement securities, it will be automatically added to the Nasdaq-100 Index® and the smallest issuer by market capitalization will be removed from the index. The replacement securities chosen are those Nasdaq-100 Index® -eligible securities not currently in the Nasdaq-100 Index® whose issuers have the largest market capitalization. The data used in the ranking includes market data as of the last trading of October and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November. If a security is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks.

Generally, the list of annual additions and deletions as a result of the annual evaluation is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a Nasdaq-100 Index® issuer no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the Nasdaq-100 Index®, the issuer security will be replaced with the largest market capitalization security not currently in the Nasdaq-100 Index® and meeting the initial eligibility criteria listed above. Ordinarily, a security will be removed from the Nasdaq-100 Index® at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated, which is ordinarily 17:16:00 ET.

Index Maintenance

Changes in the price and/or the number of total shares outstanding of each of the Nasdaq-100 Index® component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the Nasdaq-100 Index® as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares for those underlying stocks are derived from each security’s total shares outstanding. The index shares for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq-100 Index® component securities.

The price of the component security is adjusted for the amount of the special cash dividend. A dividend is considered special if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time, unusual, etc.

Index Rebalancing

On a quarterly basis coinciding with the quarterly scheduled index share adjustment procedures in March, June and September, the Nasdaq-100 Index® will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceeds 48.0% of the Nasdaq-100 Index®.

If either one or both weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective

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weight” exceeds 48.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 40.0%.

On an annual basis coinciding with the annual evaluation in December, the Nasdaq-100 Index® will be rebalanced if it is determined that the “collective weight” of the five largest component securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index®. In addition, a special rebalancing of the Nasdaq-100 Index® may be conducted at any time if it is determined necessary to maintain the integrity of the Nasdaq-100 Index®.

If the weight distribution requirement is met upon the annual evaluation or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

If the “collective weight” of the five largest Nasdaq-100 Index® securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index® at the time of the annual evaluation, those top five securities will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 38.5%. The excess weight due to capping from the five largest, capped securities is redistributed to the remaining securities. Thereafter, all other securities are capped at 4.5% and the weight is proportionally redistributed to all securities that have not yet been capped.

In the event of a special rebalance, either coinciding with the quarterly review or annual evaluation (or at any other point in time where necessary), prior month-end shares outstanding and prices for each security in the Nasdaq-100 Index® are utilized to calculate the weights that require capping and the associated index shares. If a special rebalance were to occur in accordance with the quarterly scheduled index adjustment or annual evaluation, the index weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last day in February, May, August and November. Changes to the index weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the divisor is made to ensure continuity of the Nasdaq-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current index weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

At the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date.

License Agreement

Wells Fargo & Company, our parent company, and Nasdaq have entered into a non-transferable, non-exclusive license agreement providing for a sub-license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Nasdaq-100 Index® in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and Nasdaq provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq with its affiliates are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100 Index® registered trademarks and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. Nasdaq has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the

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owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE NIKKEI STOCK AVERAGE INDEX

We obtained all information contained in this market measure supplement regarding the Nikkei Stock Average Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei”), the index sponsor. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei Stock Average Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Nikkei Stock Average Index in connection with the offer and sale of the securities.

In addition, information about the Nikkei Stock Average Index may be obtained from other sources including, but not limited to, the Nikkei Stock Average Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Nikkei Stock Average Index is accurate or complete.

The Nikkei Stock Average Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The Nikkei Stock Average Index, also known as the Nikkei 225 Index, is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei Stock Average Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei Stock Average Index.

All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average Index) be included in the Nikkei Stock Average Index. The Nikkei Stock Average Index was launched on September 7, 1950 and first calculated by the TSE. Nikkei first calculated and published the Nikkei Stock Average Index in 1970.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and there is no limit to the number of Nikkei Underlying Stocks that can be affected. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE First Section. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

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•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Telecommunications;

•	Financials — Banks, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks removed from the TSE First Section are removed from the Nikkei Stock Average Index. Reasons for removal from the TSE First Section include, but are not limited to: (i) designation by the TSE as a “security to be delisted,” (ii) delisting due to corporate restructuring such as merger, share exchange or share transfer and (iii) transfer to the TSE Second Section. A Nikkei Underlying Stock designated as a “security under supervision” by the TSE will remain in the Nikkei Stock Average Index at the time of designation. However, Nikkei may remove such Nikkei Underlying Stock if Nikkei deems its continued inclusion highly inappropriate (for example, due to an extremely high probability of being delisted).

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

The first instance when the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks is when a Nikkei Underlying Stock is delisted by reason of share exchange or transfer and the succeeding company becomes listed a short period of time later. The second instance is when a Nikkei Underlying Stock is deleted due to a sudden announcement of bankruptcy or is designated as a “security to be delisted.” The addition will be made after a short period of notice. The exact schedule is announced on a case by case basis.

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Calculation of the Nikkei Stock Average Index

The Nikkei Stock Average Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei Stock Average Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Stock Average Index is calculated every 5 seconds.

In order to maintain continuity in the Nikkei Stock Average Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei Stock Average Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Stock Average Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei Stock Average Index immediately after such change) will equal the level of the Nikkei Stock Average Index immediately prior to the change.

License Agreement

We expect that Wells Fargo & Company, our parent company, and Nikkei will enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Nikkei Stock Average Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and Nikkei provides that the following language must be stated in this market measure supplement:

“The securities are not in any way sponsored, endorsed or promoted by Nikkei. Nikkei does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Stock Average Index or the figure as which the Nikkei Stock Average Index stands at any particular day or otherwise. The Nikkei Stock Average Index is compiled and calculated solely by Nikkei. However, Nikkei shall not be liable to any person for any error in the Nikkei Stock Average Index and Nikkei shall not be under any obligation to advise any person, including a purchase or vendor of the securities, of any error therein.

In addition, Nikkei gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Stock Average Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Stock Average Index.”

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THE NYSE® ARCA GOLD MINERS INDEX®

We obtained all information contained in this market measure supplement regarding the NYSE® Arca Gold Miners Index® (the “Gold Miners Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, ICE Data Indices, LLC (“IDI”), the index sponsor. IDI has no obligation to continue to publish, and may discontinue publication of, the Gold Miners Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Gold Miners Index in connection with the offer and sale of the securities.

In addition, information about the Gold Miners Index may be obtained from other sources including, but not limited to, the Gold Miners Index sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Gold Miners Index is accurate or complete.

The Gold Miners Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the Gold Miners Index

Index Universe

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. IDI has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the Gold Miners Index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. IDI will use its discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership.

The universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. In addition, the Gold Miners Index companies with a significant revenue exposure to silver mining in addition to gold mining are eligible for including in the Gold Miners Index. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%. IDI will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.

Further, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the index universe in how much a particular company has hedged in gold or silver production via futures, options or forward contracts.

Selection of Constituents

The index constituents are selected among the companies that are included in the index universe and that meet the following criteria: (i) a market capitalization greater than $750 million; (ii) an average daily trading volume of at least 50,000 shares over the past three months; and (iii) an average daily value traded of at least $1 million over the past three months.

Calculation of the Gold Miners Index

The Gold Miners Index is calculated on a price return basis using a modified market capitalization divided by the divisor. The divisor was set on December 19, 2002 to obtain a base level of 500.00 at the base market capitalization. As described below, the divisor is continually adjusted as a result of corporate actions and

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composition changes to maintain continuity in the Gold Miners Index. More specifically, the Gold Miners Index is calculated using the following formula:

where:

t = index calculation date	Pi,t = price of index constituent i on index calculation date t
Dt = index divisor on index calculation date t	Qi,t = number of shares of index constituent i on index calculation date t

The Gold Miners Index is only calculated on days on which the U.S. equity markets (NYSE, NASDAQ and NYSE American) are open for a full or partial day of trading (an “index business day”).

Maintenance of the Gold Miners Index

Quarterly Index Rebalances

The Gold Miners Index is reviewed quarterly so that the selection and weightings of the constituents continues to reflect as closely as possible the Gold Miners Index’s objective of measuring the performance of highly capitalized companies in the gold mining industry. IDI may at any time and from time to time change the number of securities comprising the Gold Miners Index by adding or deleting one or more securities, or replacing one or more securities contained in the Gold Miners Index with one or more substitute securities of its choice, if, in IDI’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. A company will be removed from the Gold Miners Index during the quarterly review if (i) its market capitalization is less than $450 million; or (ii) its average daily trading volume for the past three months is lower than 30,000 shares and its average daily value traded for the past three months is lower than $600,000.

Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect at the open of the first trading after the third Friday of March, June, September and December, in connection with the quarterly index rebalance. The rebalance announcement will be made after the close six trading days before the effective date of the rebalance. The reference date for all company-specific data and information utilized in the rebalancing process will be taken from the same day, typically the second Friday of March, June, September and December.

Weightings at Quarterly Index Rebalances

The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)	the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3)	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total index value.

Adjustments are made to the weightings as follows:

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the

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redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index to start, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

○	The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

○	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the large stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Corporate Action-Related Adjustments

The Gold Miners Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the Gold Miners Index.

The index divisor Dt will be adjusted for corporate actions and any additions, deletions and share changes, as described in more detail below. The index divisor is calculated as follows:

where:

Dt = index divisor on index calculation date t	Indext-1 = price return index level from date t-1 t
APCi,t = adjusted previous close price (for corporate actions) of index constituent i on index calculation date t	Qi,t = number of shares of index constituent i on index calculation date t

Adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the performance of the Gold Miners Index as follow:

(1)	Removal of constituents. Any stock deleted from the Gold Miners Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is typically not replaced with a new constituent. The total number of stocks in the Gold Miners Index is reduced by one every time a company is deleted. In certain circumstances, IDI may decide to add another constituent into the Gold Miners Index as a result of the pending removal of a current constituent. If a company is removed from the Gold Miners Index, the divisor will be adapted to maintain the index level.

a.	Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Gold Miners Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Gold Miners Index, an acquiring member of the Gold Miners Index continues as a member of the Gold Miners Index and its shares will be adjusted at the next rebalance while an

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acquired member of the Gold Miners Index is removed from the Gold Miners Index and its market capitalization redistributed proportionately across the remaining constituents via a divisor adjustment, and the acquiring company may be considered for inclusion at the next rebalance.

b.	Suspensions and company distress. Immediately upon a company’s filing for bankruptcy, an announcement will be made to remove the constituent from the Gold Miners Index effective for the next trading day. If the constituent is trading on an over-the-counter market, the last trade or price on that market is utilized as the deletion price on that day. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the current index business day, the stock may be deleted from the Gold Miners Index with a presumed market value of $0.

c.	Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off and the shares of the index constituent will not be adjusted.

(2)	Dividends. The Gold Miners Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle; or (b) the identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.

(3)	Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right before the open on the ex-date, and the shares are increased to maintain the constituent’s existing weighting within the Gold Miners Index. The adjustment assumes that the rights issue is fully subscribed. The amount of the price adjustment is determined from the terms of the rights issue, including the subscription price, and the price of the underlying security. IDI shall only enact adjustments if the rights represent a positive value, or are in-the-money, or, alternatively, represent or can be converted into a tangible cash value.

(4)	Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Gold Miners Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the company included in the Gold Miners Index, the divisor will not be changed because of this.

(5)	Changes in number of shares. Changes in the number of shares outstanding, typically due to share repurchases, tenders or offerings, will not be reflected in the Gold Miners Index.

Other Adjustments

In cases not expressly covered by the rules governing the Gold Miners Index, operational adjustments will take place along the lines of the aim of the Gold Miners Index. Operational adjustments may also take place if, in IDI’s opinion, it is desirable to do so to maintain a fair and orderly market in derivatives on the Gold Miners Index and/or is in the best interests of the investors in products based on the Gold Miners Index and/or the proper functioning of the markets. Any such modifications or exercise of expert judgment will also be governed by any applicable policies, procedures and guidelines in place by IDI at such time.

Governance of the Gold Miners Index

IDI is responsible for the day-to-day management of the Gold Miners Index, including retaining primary responsibility for all aspects of the index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks (the “IOSCO Principles”). The governance committee is responsible for helping to ensure IDI’s overall compliance with the IOSCO Principles by performing the oversight function, which includes overseeing the index development, design, issuance and operation of the Gold Miners Index as well as reviewing the control framework. IDI is also responsible for decisions regarding the interpretation of the rules governing the Gold Miners Index, and the governance committee is responsible for reviewing all modifications to such rules and any changes to the constituents of the Gold Miners Index to ensure that they are made objectively, without bias and in accordance with applicable law and regulation and IDI’s policies and procedures.

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THE RUSSELL INDICES

We obtained all information contained in this market measure supplement regarding the Russell 1000® Index, the Russell 2000® Index, the Russell 3000® Index and the Russell Midcap® Index (each a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly owned subsidiary of the London Stock Exchange Group plc. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, the Russell Indices at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell Indices in connection with the offer and sale of securities.

In addition, information about the Russell Indices may be obtained from other sources including, but not limited to, the Russell Indices sponsor’s website (including information regarding the Russell Indices’ sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell Indices is accurate or complete.

The Russell Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large- and mid-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the large- and mid-capitalization segments of the U.S. equity market. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 1000® Index represents approximately 92% of the U.S. equity market.

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market.

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of the largest 3,000 U.S. stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000ETM Index, and represents approximately 98% of the U.S. equity market. The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index.

The Russell Midcap® Index

The Russell Midcap® Index measures the capitalization-weighted price performance of 800 U.S. mid-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the mid-capitalization segment of the U.S. equity market. The companies included in the Russell Midcap® Index are the 800 smallest U.S. companies that form the Russell 1000® Index, which is composed of the 1,000 largest U.S. companies that form the Russell 3000ETM Index. The Russell 3000ETM Index consists of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market.

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Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell Indices. An “N Share” company is controlled by Mainland Chinese entities, companies or individuals. It must be incorporated outside of China and traded on the NYSE, the NASDAQ or the NYSE American with a majority of its revenue or assets derived from China.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: CBOE, IEX, NYSE, NYSE American, NASDAQ and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with less than 5% of their shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies (SPACs), limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following

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publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts.

•	Minimum Voting Rights. Companies assigned a developed market nationality are required to have more than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. Shares referenced as “non-voting” or that provide legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Existing constituents who do not currently meet this requirement have a 5-year grandfathering period to comply. If subsequently they continue to fail the minimum voting rights requirement they will be removed from each applicable Russell Index in September 2022.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. Market capitalization breakpoints for the Russell Midcap® Index are determined by the break between the companies ranked #201 through #1,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

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Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including , but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect changes greater than 1% for cumulative shares in issue changes and changes greater than 3% (or 1%, for constituents with a free float of 15% or below) for cumulative free float changes. In June the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

Wells Fargo & Company, our parent company, and FTSE Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Russell Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE Russell provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices are based. FTSE Russell’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices which is determined, composed and calculated by FTSE Russell without regard to Wells

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Fargo & Company, Wells Fargo Finance LLC or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE S&P INDICES

We obtained all information contained in this market measure supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P Index” and collectively, the “S&P Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P Indices in connection with the offer and sale of securities.

In addition, information about the S&P Indices may be obtained from other sources including, but not limited to, the S&P Indices sponsor’s website (including information regarding the S&P Indices’ sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P Indices is accurate or complete.

The S&P Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The S&P 500® Index

The S&P 500® Index is published by S&P Dow Jones and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500® Index covers approximately 80% of the United States equity market. As of the date of this market measure supplement, to be added to the S&P 500® Index, a company must have a market capitalization of $8.2 billion or more. As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the S&P 500® Index.

The S&P MidCap 400® Index

The S&P MidCap 400® Index is published by S&P Dow Jones and is comprised of 400 companies selected to provide a performance benchmark for the mid-sized market capitalization segment of the United States equity markets. As of the date of this market measure supplement, to be added to the S&P MidCap 400® Index, a company must have a market capitalization within the range of $2.4 billion to $8.2 billion.

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index is published by S&P Dow Jones and is comprised of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the United States equity markets. As of the date of this market measure supplement, to be added to the S&P SmallCap 600® Index, a company must have a market capitalization within the range of $600 million to $2.4 billion.

Composition of the S&P Indices

Changes to the S&P Indices are made on an as needed basis, with no annual or semi-annual reconstitution. Constituent changes are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Eligibility Criteria

For each S&P Index, additions to such S&P Index are evaluated based on the following eligibility criteria. These criteria are for additions to an S&P Index, not for continued membership. A stock may be removed from an S&P Index if it violates the eligibility criteria and if ongoing conditions warrant its removal as described below under “Maintenance of the S&P Indices—Deletion from an S&P Index.”

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•	Domicile. The company should be a U.S. company, meaning a company that has the following characteristics:

•	the company should file 10-K annual reports;

•	the U.S. portion of fixed assets and revenues should constitute a plurality of the total, but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for purposes of inclusion in an S&P Index if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing must be on an eligible U.S. exchange as described under “Eligible Securities” below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’ U.S. index committee.

•	Eligible Securities. Eligible securities are the common stock of U.S. companies with a primary listing on NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets. Eligible organizational structures and share types are corporations (including equity and mortgage real estate investment trusts) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. In addition, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to an S&P Index, but securities already included in an S&P Index have been grandfathered and are not affected by this change.

•	Market Capitalization. The unadjusted company market capitalization should be within the specified range applicable to the S&P Index, as noted above. This range is reviewed from time to time to assure consistency with market conditions. A company meeting the unadjusted company market capitalization criteria is also required to have a security level float-adjusted market capitalization that is at least 50% of the applicable S&P Index’s unadjusted company level minimum market capitalization threshold. For spin-offs, membership eligibility is determined using when-issued prices, if available.

•	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 1.00, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•	Public Float. There should be a public float of at least 50% of the company’s stock.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts, financial viability is based on GAAP earnings and/or funds from operations, if reported.

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•	Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P Index.

•	Sector Classification. Sector balance, as measured by a comparison of each GICS® sector’s weight in the applicable S&P Index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the S&P Indices. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

Calculation of the S&P Indices

The S&P Indices are float-adjusted market capitalization-weighted indices. On any given day, the value of an S&P Index is the total float-adjusted market capitalization of that S&P Index’s constituents divided by that S&P Index’s divisor. The float-adjusted market capitalization reflects the price of each stock in an S&P Index multiplied by the number of shares used in such S&P Index’s value calculation.

Float Adjustment. A stock’s weight in an S&P Index is determined by the float-adjusted market capitalization of the stock. Under float adjustment, the share counts in calculating the S&P Indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or other long-term strategic holders given such shares are not available to investors in the public markets.

For each stock, an Investable Weight Factor (“IWF”) is calculated, which is equal to the percentage of such stock’s shares that are freely available for trading in the public market. A stock must have a minimum IWF of 0.1 to be eligible for inclusion in an S&P Index.

Divisor. Continuity in index values of an S&P Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of an S&P Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of such S&P Index. The divisor of an S&P Index is adjusted such that the index value of such S&P Index at an instant just prior to a change in base capital equals the index value of such S&P Index at an instant immediately following that change.

Maintenance of the S&P Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Deletion from an S&P Index. For each S&P Index, deletions from such S&P Index occur as follows:

•	A company is deleted from an S&P Index if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria:

•	A company delisted as a result of a merger, acquisition or other corporate action is removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the applicable S&P Index until trading resumes, at the discretion of S&P Dow Jones’ U.S. index committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

•	A company that substantially violates one or more of the eligibility criteria may be deleted at the S&P Dow Jones’ U.S. index committee’s discretion.

Any company that is removed from an S&P Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate.

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S&P Dow Jones believes turnover in S&P Index membership should be avoided when possible. At times a stock included in an S&P Index may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an S&P Index, not for continued membership. As a result, an S&P Index constituent that appears to violate criteria for addition to such S&P Index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an S&P Index, S&P Dow Jones explains the basis for the removal.

Migration. Current constituents of a S&P Composite 1500® component index (which include each S&P Index) can be migrated from one S&P Composite 1500® component index to another without meeting the financial viability or liquidity eligibility criteria if the S&P Dow Jones’ U.S. index committee decides that such a move will enhance the representativeness of the relevant S&P Index as a market benchmark.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled and have a total market cap representative of the S&P Index to which they are being added. If the spin-off company’s estimated market cap is below the minimum defined in the outside addition criteria but there are other constituent companies in the applicable S&P Index that have a significantly lower total market cap than the spin-off company, the S&P Dow Jones’ U.S. index committee may decide to retain the spin-off company in the applicable S&P Index.

Share Updates. Share counts are updated to the latest publicly available filings on a quarterly basis.

Investable Weight Factor (IWF) Updates. IWF changes are implemented either annually, quarterly or on an accelerated schedule following the relevant event depending on the nature of the change as explained below.

•	Annual Review. IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges.

•	Quarterly Review. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule (as described below). For quarterly reviews that coincide with the annual review, the annual review rules apply.

•	Mandatory Action. Certain mandatory actions, such as M&A driven share/IWF changes, stock splits, and mandatory distributions, are not subject to a minimum threshold for implementation. In order to minimize index turnover, any IWF changes resulting from such mandatory actions are implemented based on the pre-event IWFs of the securities involved.

•	Accelerated Implementation Rule. Material share/IWF changes resulting from certain non-mandatory corporate actions follow an accelerated implementation rule with sufficient advance notification. The accelerated implementation rule is intended to reduce turnover intra-quarter while also enhancing opportunities for index trackers to take advantage of non-mandatory material liquidity events.

o	For actions qualifying for accelerated implementation but less than $1 billion, an adjustment to the company’s IWF will only be made to the extent that such an IWF change helps the new float share total mimic the shares available in the offering.

o	For actions qualifying for accelerated implementation and at least $1 billion, IWF changes are implemented to reflect the shares made available in the offering plus the latest share and ownership information publicly available at the time of the announcement.

Share/IWF Freeze. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday,

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March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits and rights offerings), and the accelerated implementation rule is suspended. All changes that qualify for accelerated implementation scheduled to be effective during the share/IWF freeze period will instead be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Corporate Action Adjustments. The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Index Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the applicable S&P Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding	Increasing the shares outstanding increases the market capitalization of the applicable S&P Index. Similarly, decreasing the shares outstanding decreases the market capitalization of the applicable S&P Index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Spin-off

The spin-off is added to the applicable S&P Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the applicable S&P Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing the IWF increases the market capitalization of the applicable S&P Index. Similarly, decreasing the IWF decreases the market capitalization of the applicable S&P Index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the applicable S&P Index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to such index component.

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Type of Corporate Action	Index Treatment
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’ U.S. index committee’s discretion.

Governance of the S&P Indices

Each S&P Index is maintained by S&P Dow Jones’ U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect constituents of the S&P Indices, statistics comparing the composition of the S&P Indices to the market, companies that are being considered as candidates for addition to the S&P Indices, and any significant market events. In addition, the index committee may revise an S&P Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Indices to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P Indices which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE

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WITH RESPECT TO THE MARKS, THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P 500® VALUE INDEX

We obtained all information contained in this market measure supplement regarding the S&P 500® Value Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Value Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 500® Value Index in connection with the offer and sale of the securities. As of the date of this market measure supplement, our parent company, Wells Fargo & Company, is one of the companies included in the S&P 500® Value Index.

In addition, information about the S&P 500® Value Index may be obtained from other sources including, but not limited to, the S&P 500® Value Index sponsor’s website (including information regarding the S&P 500® Value Index’s sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500® Value Index is accurate or complete.

The S&P 500® Value Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The S&P 500® Value Index is a subset of the S&P 500® Index, an equity index intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500® Value Index measures the float-adjusted market capitalization weighted price performance of the stocks included in the S&P 500® Index that are determined to be “value” stocks. S&P Dow Jones assigns the stocks included in the S&P 500® Index to either the S&P 500® Value Index, or the S&P 500® Growth Index (the “Growth Index”) with a limited number of stocks that do not exhibit either style or growth behavior overlapping both indices, as described below. The stocks included in the S&P 500® Value Index are those that are determined by S&P Dow Jones to be “value” stocks, based on three value factors: the ratios of each of book value, earnings and sales to price. The stocks included in the Growth Index are those that are determined by S&P Dow Jones to be “growth” stocks, based on three growth factors: three-year change in earnings per share over price per share, three-year sales per share growth rate, and momentum (12-month percent price change). The complete market capitalization of the S&P 500® Index is divided into value and growth segments.

Composition of the S&P 500® Value Index

The S&P 500® Value Index is derived from its parent index, the S&P 500® Index. The S&P 500® Value Index cannot have a constituent that is not also a member of the S&P 500® Index. For a description of the selection criteria for the S&P 500® Index, see “Description of Equity Indices—The S&P Indices” in this market measure supplement.

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S&P 500® Value Index Construction

Style Factors

The Growth Index and the S&P 500® Value Index (the “Style Indices”) measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-Year Net Change in Earnings per Share (Excluding Extra Items) over Current Price	Book Value to Price Ratio
Three-Year Sales per Share Growth Rate	Earnings to Price Ratio
Momentum (12-Month % Price Change)	Sales to Price Ratio

Unavailability of Factor Data

•	If earnings from three years prior are not available then two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available then one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available the factor is set equal to zero. If the starting values is less than zero the score is multiplied by a factor of negative 1.

•	If sales from three years prior are not available then two-year sales per share growth rate is used. If sales from two years prior are not available then one-year sales per share growth rate is used. If sales from one year prior are not available the factor is set equal to zero. If the starting values is less than zero the score is multiplied by a factor of negative 1.

•	If there is not enough trading history to calculate 12-month momentum then the momentum factor is calculated from the stock’s listing date.

•	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

Style Scores

Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. These raw values are first “winsorized” (a statistical tool used to minimize the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors.

At the end of this step each company has a growth score and a value score, with growth and value being measured along separate dimensions.

Establishing Style Baskets

Companies within the S&P 500® Index are ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank”, while a company with a low value score would have a lower “value rank.” For example, the S&P 500® Index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500.

The S&P 500® Index constituents are then sorted in ascending order by the ratio of their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or high growth score) and a lower value

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rank (or low value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total S&P 500® Index market capitalization, are designated to the “growth basket.”

The companies at the bottom of the list have a higher value rank (and high value score) and a lower growth rank (and low growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total S&P 500® Index market capitalization, are designated to the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total index market capitalization, are designated the “blended basket.”

Growth and Value Indices

The style baskets described above are the starting points for the Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the S&P 500® Value Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the S&P 500® Value Index and the Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in such style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among the Growth Index and the S&P 500® Value Index. However, there is no mathematical procedure employed to force equal market capitalization for the Growth Index and S&P 500® Value Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the Style Indices may not be equal.

The S&P 500® Value Index is calculated using the S&P Dow Jones’ divisor-based index methodology. See “Description of Equity Indices—The S&P Indices—Calculation of the S&P Indices” for additional information.

Maintenance of the S&P 500® Value Index

Rebalancing

The S&P 500® Value Index is rebalanced once a year in December. The rebalancings occur after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

Style scores, float market-capitalization weights and growth and value midpoint averages are reset only once a year at the December rebalancing.

Other changes to the S&P 500® Value Index are made on an as-needed basis, following the guidelines of the S&P 500® Index. Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced for the S&P 500® Index two to five days before they are scheduled to be implemented.

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Corporate Actions and Other Adjustments

S&P 500® Index Action	Adjustment Made to the S&P 500® Value Index	Divisor Adjustment?

Constituent Change	If the index constituent being dropped is a member of the S&P 500® Value Index, it is removed from such index. The replacement stock will then be added to either the S&P 500® Value Index or the Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the S&P 500® Value Index and the Growth Index via its index corporate events report. The percent of float market capitalization of the constituent in each Style Index for the replacement stock is calculated using GICS industry-level averages for stocks outside the S&P Composite 1500® index other than spin-offs, and such percentage will be based on old values for inter-index moves.	Yes

Share Changes Between Quarterly Share Adjustments	Share count follows the S&P 500® Index share count.	Yes

Quarterly Share Changes	Share count follows the S&P 500® Index share count. In addition, the new percent of float market capitalization in the S&P 500® Value Index and the Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes

Spin-off	Index membership follows the S&P 500® Index. The “child stock” is assigned the same percent of float market capitalization in each Style Index as its “parent stock.”	No

See “Description of Equity Indices—The S&P Indices—Maintenance of the S&P Indices” in this market measure supplement for additional information.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P 500® Value Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Value Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P 500® Value Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo

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Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P 500® Value Index. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® VALUE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500® VALUE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P SELECT INDUSTRY INDICES

We obtained all information contained in this market measure supplement regarding the S&P® Biotechnology Select Industry Index, the S&P® Homebuilders Select Industry Index, the S&P® Oil & Gas Exploration & Product Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Select Industry Indices at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Select Industry Indices in connection with the offer and sale of securities.

In addition, information about the Select Industry Indices may be obtained from other sources including, but not limited to, the Select Industry Indices sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Select Industry Indices is accurate or complete.

General

Each Select Industry Index is designed to measure the performance of a sub-industry or group of sub-industries within the S&P® Total Market Index (the “S&P TM Index”) based on the Global Industry Classification Standards (“GICS®”). The S&P TM Index is a benchmark that measures the performance of the United States equity market. The S&P TM Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX. Only United States companies are eligible for inclusion in the S&P TM Index.

The Select Industry Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is an equally-weighted index that is designed to measure the performance of the biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index primarily includes companies in the biotechnology sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industry: the life sciences tools & services sub-industry. Each of the component stocks in the S&P® Biotechnology Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index.

The S&P® Homebuilders Select Industry Index

The S&P® Homebuilders Select Industry Index is an equally-weighted index that is designed to measure the performance of the homebuilding sub-industry of the S&P TM Index. The S&P® Homebuilders Select Industry Index primarily includes companies in the homebuilding sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industries: building products, home furnishings, home improvement retail, homefurnishing retail and household appliances. Each of the component stocks in the S&P® Homebuilders Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index.

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. Each of the component stocks in the S&P® Oil & Gas Exploration & Production Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index.

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The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: apparel retail, automotive retail, computer & electronic retail, department stores, drug retail, food retailers, general merchandise stores, hypermarkets & super centers, internet & direct marketing retail, and specialty stores. Each of the component stocks in the S&P® Retail Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index.

Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a stock must satisfy each of the following criteria:

1.	A stock must be a member of the S&P TM Index.

2.	A stock must be included in the relevant GICS® primary sub-industry (or, if fewer than the minimum number of stocks are selected from the relevant primary sub-industry, a supplementary sub-industry as described in 4 below).

3.	A stock must meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

a.	Be a current constituent and have an FMC greater than or equal to $300 million and an FALR greater than or equal to 50%;

b.	Have an FMC greater than or equal to $500 million and an FALR greater than or equal to 90%; or

c.	Have an FMC greater than or equal to $400 million and an FALR greater than or equal to 150%.

4.	In the event that fewer than 35 stocks are selected for inclusion in a Select Industry Index from the applicable primary sub-industries, for certain Select Industry Indices, stocks from a supplementary list of highly correlated sub-industries (referred to as supplementary stocks) will be selected by the following process:

a.	All eligible primary stocks are added to the relevant Select Industry Index;

b.	If there are 35 or more eligible primary stocks, then any supplementary stocks currently in the relevant Select Industry Index are removed;

c.	If after step 1 there are less than 35 eligible primary stocks, then supplementary stocks meeting the relevant market capitalization and liquidity thresholds are added in order of their FMC from largest to smallest until the minimum constituent count of 35 stocks is met;

d.	A buffer is applied in step 3 such that a supplementary stock being added must have an FMC greater than 1.2 times (or 20% higher than) the supplementary stock it is replacing. This buffer is evaluated on each supplementary stock addition relative to the current supplementary stock it is replacing. For example, the largest non-index supplementary stock by FMC is evaluated against the smallest supplementary index constituent, the second largest non-index supplementary stock is evaluated against the second smallest supplementary index constituent, etc. This process is repeated until no supplementary additions exceed the buffer.

5.	Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

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Liquidity

The liquidity measurement used is a float-adjusted liquidity ratio, defined as dollar value traded over the previous 12 months divided by float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions

At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Multiple Share Classes

For companies with multiple share classes of common stock, S&P Dow Jones determines the share class with both the highest one-year trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization as the designated listing. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones analyzes the relative differences between the two values placing a greater importance on liquidity. Each such company included in a Select Industry Index is represented once by its designated listing.

Calculation of the Select Industry Indices

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on the applicable base date. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, stocks are initially equally-weighted using closing prices as of the second Friday of the last month of quarter as the reference price. Adjustments are then made to ensure that there are no stocks whose weight in the applicable Select Industry Index is more than can be traded in a single day for a given theoretical portfolio value (ranging from $500 million to $2 billion).

S&P Dow Jones calculates a maximum basket liquidity weight for each stock in the applicable Select Industry Index using the ratio of its three-month median daily value traded to its applicable theoretical portfolio value. Each stock’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater than 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the applicable Select Industry Index is equally weighted without basket liquidity constraints.

Maintenance of the Select Industry Indices

Rebalancing. The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

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Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company. In the case of mergers involving two index constituents, the merged entity will remain in the applicable Select Industry Index provided that it meets all general eligibility requirements. The merged entity will be added to the applicable Select Industry Index at the weight of the stock deemed to be the surviving stock in the transaction (i.e., the surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities). In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action.

Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TM Index drops the stock. If a stock deletion causes the number of stocks in the applicable Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In case of GICS® changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Adjustments. The tables below summarize the types of index maintenance adjustments and indicate whether or not a divisor adjustment is required.

S&P TM Index Actions

S&P TM Index Action	Adjustment Made to Select Industry Index	Divisor Adjustment?
	If the constituent is a member of a Select Industry Index, it is dropped.	Yes
Constituent Deletion Constituent Addition

Only in cases where the deletion causes the stock count to fall below 22 stocks, then the deletion is accompanied by an addition assuming the weight of the dropped stock.

If a stock is removed from a Select Industry Index at a price of $0.00, the stock’s replacement will be added to the applicable Select Industry Index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

In the case of additions due to spin-offs, the Select Industry Indices follow the S&P TM Index’s treatment of the action.

No, except in the case of stocks removed at $0.00
GICS® Change	None. If, after the GICS® change, a stock no longer qualifies to belong to a Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Corporate Action	Adjustment Made to Select Industry Index	Divisor Adjustment?
Spin-Off	In general, both the parent stock and spun-off stocks will remain in the applicable Select Industry Index until the next index rebalancing, regardless of whether they conform to the theme of the applicable Select Industry Index.	No
Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The index shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split or	The index shares are multiplied by and price is divided by the	No

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Corporate Action	Adjustment Made to Select Industry Index	Divisor Adjustment?
Reverse Stock Split	split factor.
Share Issuance or Share Repurchase	None	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Select Industry Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Industry Indices to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Select Industry Indices which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the Select Industry Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE SELECT SECTOR INDICES

We obtained all information contained in this market measure supplement regarding the Consumer Discretionary Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrial Select Sector Index and the Technology Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any Select Sector Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to any Select Sectors Index in connection with the offer and sale of securities.

In addition, information about the Select Sector Indices may be obtained from other sources including, but not limited to, the Select Sector Indices sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Select Sector Indices is accurate or complete.

The Select Sector Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. The Consumer Discretionary Select Sector Index includes companies in the following industries: auto components; automobiles; household durables; leisure products; textiles, apparel and luxury goods; hotels, restaurants and leisure; diversified consumer services; distributors; internet and direct marketing retail; multiline retail; and specialty retail. The Consumer Discretionary Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The Energy Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts; and insurance. The Financial Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the Financial Select Sector Index.

The Health Care Select Sector Index

The Health Care Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. The Health Care Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

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The Industrial Select Sector Index

The Industrial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the industrial sector of the S&P 500® Index. The Industrial Select Sector Index includes companies in the following industries: aerospace and defense; building products; construction and engineering; electrical equipment; industrial conglomerates; machinery; trading companies and distributors; commercial services and supplies; professional services; air freight and logistics; airlines; marine; road and rail; and transportation infrastructure. The Industrial Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the information technology sector of the S&P 500® Index. The Technology Select Sector Index includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. The Technology Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

Construction of the Select Sector Indices

Each of the component stocks in the Select Sector Indices is a member of the S&P 500® Index. Each stock included in the S&P 500® Index is classified into one of eleven sectors based on the Global Industry Classification Standard (GICS®). Each Select Sector Index is made up of all stocks that are classified in the relevant GICS® sector. The current 11 GICS® sectors are as follows: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financial, Health Care, Industrials, Materials, Real Estate, Information Technology and Utilities. For a description of the selection criteria for the S&P 500® Index, see “Description of Equity Indices—The S&P Indices” in this market measure supplement.”

Weighting of the Select Sector Indices

Each Select Sector Index is capped market capitalization weighted. For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.	The rebalancing reference date is the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as described below.

3.	If any company has a weight greater than 24%, that company has its float-adjusted market capitalization weight capped at 23%. The cap is set to 23% to allow for a 2% buffer. This buffer is needed to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

4.	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.	If the rule in paragraph 6 is breached, all the companies are ranked in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. The weight of this company is, then, reduced to 4.5%.

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8.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This process is repeated iteratively until paragraph 6 is satisfied.

9.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

10.	If, on the third to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being the opening of the last business day of the month. This secondary rebalancing will use the closing prices as of the third to last business day of March, June, September or December, and membership, shares outstanding and investable weight factors as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “Description of Equity Indices—The S&P Indices” in this market measure supplement.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Select Sector Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of any Select Sector Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Select Sector Indices which are determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating any Select Sector Index. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

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EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P/ASX 200 INDEX

We obtained all information contained in this market measure supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P/ASX 200 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P/ASX 200 Index in connection with the offer and sale of the securities.

In addition, information about the S&P/ASX 200 Index may be obtained from other sources including, but not limited to, the S&P/ASX 200 Index sponsor’s website (including information regarding (i) the S&P/ASX 200 Index’s top ten constituents, (ii) the S&P/ASX 200 Index’s sector weightings and (iii) the S&P/ASX 200 Index’s country weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P/ASX 200 Index is accurate or complete.

General

The S&P/ASX 200 Index is recognized as the institutional investable benchmark in Australia. The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

The S&P/ASX 200 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the S&P/ASX 200 Index

The S&P/ASX Equity Indices Committee (the “Index Committee”) aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

Eligibility Criteria

Additions to the S&P/ASX 200 Index are evaluated based on the following eligibility criteria.

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P/ASX 200 Index.

•	Domicile. Both domestic and foreign-domiciled entities are eligible for inclusion in the S&P/ASX 200 Index. Foreign-domiciled securities may be subject to specialized treatment due to the date reporting conventions of certain foreign securities listed on the ASX. Such action is necessary in order to ensure the S&P/ASX 200 Index remains representative of the Australian market while limiting constituent turnover and reducing index volatility.

A company is considered to be domestic if:

•	The company is incorporated in Australia and traded on the ASX; or

•	The company is incorporated overseas but has an exclusive listing on the ASX; or

•	The company is incorporated overseas and is traded on the other overseas markets, but most of the trading activity occurs on the ASX.

Generally, a foreign-domiciled company is a company that is:

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•	Incorporated overseas; and/or

•	Listed on one or more overseas markets; and

•	Has the majority of its trading activity occurring on an overseas exchange.

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies (LICs) that invest in a portfolio of securities are not eligible. Companies that are currently under consideration for merger or acquisition are not eligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The ASX stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities.

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P/ASX 200 Index. Relative Liquidity is calculated as follows:

Relative Liquidity =	Stock Median Liquidity
Market Liquidity

where:

•	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries index, an index composed of the 500 largest securities listed on the ASX.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is a float-adjusted market capitalization-weighted index calculated in the same manner as the S&P Indices, except that a stock must have a minimum IWF of 0.3 to be eligible for inclusion in the S&P/ASX 200 Index. For additional information about the calculation of the S&P/ASX 200 Index, see “Description of Equity Indices—The S&P Indices—Calculation of the S&P Indices” in this market measure supplement. For purposes of such section, the S&P/ASX 200 Index is an “S&P Index.”

Maintenance of the S&P/ASX 200 Index

Rebalancing. Rebalancing of the S&P/ASX 200 Index series occurs on a regular basis. Shares and IWFs updates are also applied regularly.

Frequency. The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P/ASX 200 Index. The buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

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Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Quarter Additions/Deletions. Between rebalancing dates, an addition to the S&P/ASX 200 Index is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers. Otherwise, the best available price in the market is used.

Share Updates. The share count for all constituents of the S&P/ASX 200 Index are reviewed quarterly and are rounded to the nearest thousand (‘000) for all domestic Australian stocks. Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will only take place when, on the rebalancing reference date, the three-month average of CHESS Depositary Interests (“CDIs”), a type of depositary receipt developed by ASX, or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in the Clearing House Electronic Sub-register System (“CHESS”), an ASX computer system for the management of transaction settlements, differs from the current number of shares used by 5% or more. Where CDI information is not supplied to the ASX by the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Investable Weight Factor (IWF) Updates. IWF changes are implemented either annually, quarterly or on an accelerated schedule following the relevant event depending on the nature of the change as explained below.

•	Annual Review. IWFs are reviewed annually as part of the September quarterly review based on the most recently available data filed with various regulators and exchanges.

•	Quarterly Review. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule (as described below). For quarterly reviews that coincide with the annual review, the annual review rules apply.

•	Mandatory Action. Certain mandatory actions, such as M&A driven share/IWF changes, stock splits, and mandatory distributions, are not subject to a minimum threshold for implementation. In order to minimize index turnover, any IWF changes resulting from such mandatory actions are implemented based on the pre-event IWFs of the securities involved.

•	Accelerated Implementation Rule. Material share/IWF changes resulting from certain non-mandatory corporate actions follow an accelerated implementation rule with sufficient advance notification. The accelerated implementation rule is intended to reduce turnover intra-quarter while also enhancing opportunities for index trackers to take advantage of non-mandatory material liquidity events.

○	For actions qualifying for accelerated implementation but less than $1 billion, an adjustment to the company’s IWF will only be made to the extent that such an IWF change helps the new float share total mimic the shares available in the offering.

○	For actions qualifying for accelerated implementation and at least $1 billion, IWF changes are implemented to reflect the shares made available in the offering plus the latest share and ownership information publicly available at the time of the announcement.

Share/IWF Freeze. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e.,

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March, June, September and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits and rights offerings), and the accelerated implementation rule is suspended. All changes that qualify for accelerated implementation scheduled to be effective during the share/IWF freeze period will instead be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Corporate Action Adjustments. The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Index Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the S&P/ASX 200 Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding	Increasing the shares outstanding increases the market capitalization of the S&P/ASX 200 Index. Similarly, decreasing the shares outstanding decreases the market capitalization of the S&P/ASX 200 Index. The change to the index market capitalization causes a divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

Spin-off

The spin-off is added to the S&P/ASX 200 Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the S&P/ASX 200 Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing the IWF increases the market capitalization of the S&P/ASX 200 Index. Similarly, decreasing the IWF decreases the market capitalization of the S&P/ASX 200 Index. A net change to the index market capitalization causes a divisor adjustment.

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Type of Corporate Action	Index Treatment
Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the S&P/ASX 200 Index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to such index component.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Governance of the S&P/ASX 200 Index

The S&P/ASX 200 Index is maintained by the Index Committee. S&P Dow Jones chairs the Index Committee, which is composed of five voting members representing both S&P Dow Jones and the ASX. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of the S&P/ASX 200 Index, statistics comparing the composition of the S&P/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P/ASX 200 Index and any significant market events. In addition, the Index Committee may revise the S&P/ASX 200 Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH

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RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE SWISS MARKET INDEX

We obtained all information contained in this market measure supplement regarding the Swiss Market Index (SMI®) (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, SIX Swiss Exchange Ltd (“SSE”), the index sponsor. SSE has no obligation to continue to publish, and may discontinue publication of, the SMI® at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the SMI® in connection with the offer and sale of securities.

In addition, information about the SMI® may be obtained from other sources including, but not limited to, the SMI® sponsor’s website (including information regarding (i) the SMI®’s top ten constituents and their respective weightings and (ii) the sector weightings of the SMI®). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SMI® is accurate or complete.

The SMI® is a capped free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988 with an initial baseline value of 1,500 points.

The SMI® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI®”) and represents more than 75% of the free-float market capitalization of the Swiss equity market. The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last twelve months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last twelve months (compared to the total turnover of the SPI®).

Both figures are each given a weighting of 50% and the result is ranked in descending order to form the selection list. Securities ranked 23 or lower in the selection list are excluded from the SMI®. The first 18 securities of the selection list are selected directly into the SMI®. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached.

Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, all components of the SPI® are ranked based on their cumulated order book turnover over the past 12 months relative to the total turnover of the index universe. For this list, only turnovers of stock exchanges are considered where the instrument is primary listed. Such an instrument with several primary listings must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI®. Such an instrument is excluded from the SMI® once it reaches 23 or lower.

Capped Weighting of the SMI®

Each security included in the SMI® is weighted according to its free-float market capitalization, which is calculated by multiplying a security’s price by the number of shares and a free-float factor (as described below), subject to the capping requirements described herein. The number of shares and the free-float factor are reviewed on a quarterly basis. Each security included in the SMI® with a free-float market capitalization larger than 18% of the total market capitalization of the SMI® is capped to that weight of 18% at each quarterly review.

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Additionally, the components of the SMI® are capped at 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra-quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

The free-float factor is a relative fraction multiplied by the number of shares used with the aim of ensuring that only shares that are available for trading are considered in the calculation of the SMI®. The free-float factor is calculated only for shares with voting rights. Large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who, according to publicly known facts, have a long-term interest in a company.

Notwithstanding the above, positions in securities held by institutions of the following kind are deemed free-floating: custodian nominees, trustee companies, investment funds, pension funds and investment companies. SSE classifies at its own discretion persons and groups of persons who cannot be clearly assigned because of their area of activity or the absence of important information. Fund instruments are set to be freely tradable and therefore the free-float factor is defined to be 100%.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates or bonus certificates) it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI® by a divisor:

where:

I = index value	t = time	c = capping factor	i = specific component in the index

M = market value	s = number of shares	p = price
D = divisor	f = free-float factor	x = exchange rate	n = number of index components

The weight of a specific index component is determined by the fraction of its total shares that is available in the market which is defined as the product of the listed shares (si,t) and the free-float factor (fi,t). The cap factor (ci,t) is used to scale the relative weight of an index component. To receive the free-float market capitalization of the component, the weight is multiplied by the price (pi,t) in index currency (xi,t).

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

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In calculating the SMI®, the last-paid price for a given instrument is taken into account. To determine the opening value of the SMI®, if no price has been paid on the day of calculation, the previous day’s closing price is used. Only the prices achieved via the electronic order book of the SSE are used. Since the opening phase may cause price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. For the closing value of the SMI®, the individual component closing prices from the closing auction are used. If no closing price is available, the price is used which was used in the calculation of the previous index tick.

A final settlement value (“FSV”) for use in derivatives is calculated using the first-paid price between 9:00:00 CET and 9:02:15 CET on each business day. If no price is available during this period for a component, the last available price is used.

Maintenance of the SMI®

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. An extraordinary corporate action has an ex-date, but its effect can usually not be calculated by a generic predefined formula. In most cases, an extraordinary corporate action leads to a new listing or delisting and subsequently there is a change in the composition of the SMI® and in the component weights of the composition of the SMI®.

Newly listed instruments that fulfill the selection rules of the SMI® are extraordinarily included in the SMI® on their second trading day and the SMI® is adjusted with the free-float market capitalization at the close of the first trading day. The extraordinary inclusion of a newly listed instrument in the SMI® can lead to an extraordinary replacement of an existing index component. Extraordinary inclusions are implemented after a notification period of 5 trading days. The adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal stages. This is achieved by the gradual increase of the number of shares or the free-float factor over three trading days starting on the second trading day.

In case of a delisting, the exclusion of a component of the SMI® is made, if possible, on the next ordinary index review date on the third Friday of March, June, September or December. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI® on the effective date of the delisting. If a component is excluded from the SMI® outside of the ordinary index review, it is replaced by the best-ranked candidate on the selection list that is not yet part of the SMI® in order to maintain a stable number of components within the SMI®. Extraordinary exclusions are implemented after a notification period of 5 trading days. Adjusted cap factors are implemented after a notification period of generally 5 trading days and in no case less than one trading day.

Extraordinary inclusions in the SMI® take place if the selection rules for the SMI® are fulfilled after a three-month period. This occurs on a quarterly basis after the close of trading on the third Friday of March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date

5 trading days prior to the end of November	March

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Latest Listing Date	Earliest Extraordinary Acceptance Date

5 trading days prior to the end of February	June

5 trading days prior to the end of May	September

5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

License Agreement

“SIX Swiss Exchange Ltd (“SIX Swiss Exchange”) and its licensors (“Licensors”) have no relationship to us, other than the licensing of the Swiss Market Index (SMI®) and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

SIX Swiss Exchange and its Licensors do not: sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities; have any responsibility or liability for the administration, management or marketing of the securities; consider the needs of the securities or the owners of the securities in determining, composing or calculating the Swiss Market Index (SMI®) or have any obligation to do so. SIX Swiss Exchange and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the securities or their performance.

SIX Swiss Exchange does not assume any contractual relationship with the purchasers of the securities or any other third parties.

Specifically, SIX Swiss Exchange and its Licensors do not give any warranty, express or implied, and exclude any liability for: the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the Swiss Market Index (SMI®) and the data included in the Swiss Market Index (SMI®); the accuracy, timeliness, and completeness of the Swiss Market Index (SMI®) and its data; the merchantability and the fitness for a particular purpose or use of the Swiss Market Index (SMI®) and its data; the performance of the securities generally.

SIX Swiss Exchange and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data. Under no circumstances will SIX Swiss Exchange or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data or generally in relation to the securities, even in circumstances where SIX Swiss Exchange or its Licensors are aware that such loss or damage may occur. The licensing Agreement between Wells Fargo & Company and SIX Swiss Exchange is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.”

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THE TOPIX® INDEX

We obtained all information contained in this market measure supplement regarding the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, the Tokyo Stock Exchange (“TSE”), the index sponsor. The TSE has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the TOPIX® Index in connection with the offer and sale of securities.

In addition, information about the TOPIX® Index may be obtained from other sources including, but not limited to, the TOPIX® Index sponsor’s website (including information regarding the TOPIX® Index’s sector weightings). We are not incorporating by reference into this document the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the TOPIX® Index is accurate or complete.

General

The TOPIX® Index (also known as the “Tokyo Stock Price Index®”) was developed by the TSE. The TOPIX Index is a free-float adjusted market capitalization-weighted index that is calculated based on all the domestic common stocks listed on the TSE First Section. Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TSE is responsible for calculating and maintaining the TOPIX® Index and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The TOPIX® Index is computed and published every second via TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks.

The TOPIX® Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the TOPIX® Index

The component stocks of the TOPIX® Index consist of all Japanese common stocks of all issues listed on the First Section of the TSE. Securities such as subscription warrants, preferred stock and equity contribution are not included in the TOPIX Index. The TSE Japanese stock market is divided into three sections: the First Section, the Second Section and the Mothers (market of the high-growth and emerging stocks). Listings of stocks on the TSE are divided between these three sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues, stocks listed on the Second Section typically being limited to mid-sized companies and stocks listed on the Mothers typically being limited to high-growth start-up companies.

Calculation of the TOPIX® Index

The TOPIX® Index is a free-float adjusted market capitalization-weighted index. The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the applicable number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	x	100
Base Market Value

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Number of Shares Used for Index Calculation. The number of shares used in the above calculation is adjusted by multiplying the number of shares listed by a free-float weight (“FFW”) ratio. The FFW ratio is the percentage of listed shares deemed to be available for trading in the public market. The purpose of the FFW ratio is to exclude shares that are deemed to be not available to investors in the public markets. The TSE considers the following to be non-free-float shares: shares held by the top 10 major shareholders, treasury and other similar stock (including certain cross-share holdings that have limited voting rights), shares held by board members and other representatives and other shares deemed by the TSE to unavailable for trading in the market.

Maintenance of the TOPIX® Index

Addition and Deletion of Constituents.

Additions to the component stocks can occur (1) through the initial listing of a company (directly or via another stock exchange), with such changes taking effect on the last business day of the month after such initial listing; (2) as a result of changes in listing from the Second Section, the Mothers or the JASDAQ markets to the First Section, with such changes taking effect on the last business day of the month after such change, as applicable; or (3) through the initial listing of a new company resulting from a corporate consolidation, with such changes taking effect on the new listing date.

Deletions of constituents are conducted due to (1) delisting resulting from a corporate consolidation when the surviving company re-lists with the TSE, with such changes taking effect on the initial listing date of the new company (normally three business days after the delisting date); (2) delisting of a company for any other reason, with such changes taking effect on the delisting date; (3) designation of stocks to be delisted, with such changes taking effect four business days after such designation; or (4) changes in listing from the First Section to the Second Section or the JASDAQ, with such changes taking effect on the date of such change.

Changes in Number of Shares Used for Index Calculation.

Changes in the number of shares will be made due to changes to the free-float weight ratio using the stock price at the end of trading on the business day before the adjustment date. The free float weight ratio assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares to a third party, conversion of preferred shares or exercise of subscription warrants, company spin-offs, mergers, acquisitions, take-over bids) and for other reasons the TSE believes appropriate.

In addition, changes in the number of shares will be made for certain other events including: public offering, third-party-allotment, issues to shareholders with payment, exercise of subscription warrants, conversion of preferred stock, cancellation of treasury stock, merger/acquisition, sale of shares held by the Japanese government (Nippon Telegraph and Telephone, Japan Tobacco and Japan Post Holdings), rights offering (limited to cases where the allotted subscription warrant securities are listed), company split (merged split) and other events for which adjustments are deemed appropriate, such as stock splits.

Adjustments to Base Market Value. Whenever the market value of the TOPIX® Index changes due to an increase or decrease in constituent issues, capital raising or similar events other than market fluctuations, the Base Market Value is adjusted with the aim of maintaining continuity. Such events requiring adjustment include the addition or removal of component stocks as well as changes in the number of shares used for index calculation.

The formula for the adjustment is as follows:

Previous Business Day Market Value	=	(Previous Business Day Market Value ± Adjustment Amount)
Pre-Adjustment Base Market Value		New Base Market Value after adjustment

where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

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Therefore,

New Base Market Value	=	Old Base Market Value x (Previous Business Day Market Value ± Adjustment Amount)
Previous Business Day Market Value

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change. No adjustment is made to the Base Market Value, however, in the case of events such as stock splits, gratis allotment of shares (limited to cases where the allotment is of treasury stock) and reverse splits, which theoretically do not affect market value.

Information on the reasons for base market value adjustments, details on the adjustments, adjustment dates and other data is available through TSE’s notice system, published daily by TSE based on reports and other information from listed companies.

License Agreement

Wells Fargo & Company, our parent Company, and the TSE expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the TOPIX® Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and TSE provides that the following language must be stated in this market measure supplement:

•	The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

•	The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

•	The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

•	The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

•	The securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

•	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

•	The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

•	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

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DESCRIPTION OF EXCHANGE-TRADED FUNDS

Included below is a brief description of potential Funds to which the securities may be linked. This information has been obtained from publicly available sources, without independent verification.

The sponsor of each Fund is required to file information specified by the Securities and Exchange Commission (the “SEC”) periodically. Information provided to or filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to the applicable Fund’s SEC file numbers (as set forth below) and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement.

This market measure supplement and any applicable pricing supplement relates only to the securities offered thereby and does not relate to any Fund. We have derived all disclosures contained in this market measure supplement regarding the Funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to any Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of a Fund (and therefore the price of such Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect the payment at maturity with respect to the applicable securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with a Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to a Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

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THE INVESCO QQQ TRUSTSM, SERIES 1

The Invesco QQQ TrustSM, Series 1 is a unit investment trust designed to generally correspond to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. The Invesco QQQ TrustSM, Series 1 is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and Invesco Capital Management LLC, as sponsor. The Invesco QQQ TrustSM, Series 1’s SEC file numbers are 333-61001 and 811-08947. The Invesco QQQ TrustSM, Series 1 is listed on the Nasdaq Stock Market under the ticker symbol “QQQ.”

For a description of the Nasdaq-100 Index®, please see “Description of Equity Indices—The Nasdaq-100 Index®” in this market measure supplement.

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THE ISHARES® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is issued by the iShares® Trust, a registered investment company. The iShares® MSCI EAFE ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® MSCI EAFE ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

For a description of the MSCI EAFE Index®, please see “Description of Equity Indices—The MSCI Indices” in this market measure supplement.

THE ISHARES® MSCI EMERGING MARKETS ETF

The iShares® MSCI Emerging Markets ETF is issued by iShares®, Inc., a registered investment company. The iShares® MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF’s SEC file numbers are 033-97598 and 811-09102. The iShares® MSCI Emerging Markets ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

For a description of the MSCI Emerging Markets IndexSM, please see “Description of Equity Indices—The MSCI Indices” in this market measure supplement.

THE ISHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is issued by the iShares® Trust, a registered investment company. The iShares® Russell 2000 ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000 ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® Russell 2000 ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWM.”

For a description of the Russell 2000® Index, please see “Description of Equity Indices—The Russell Indices” in this market measure supplement.

THE ISHARES® RUSSELL MID-CAP ETF

The iShares® Russell Mid-Cap ETF is issued by the iShares® Trust, a registered investment company. The iShares® Russell Mid-Cap ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell Midcap® Index. The iShares® Russell Mid-Cap ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® Russell Mid-Cap ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWR.”

For a description of the Russell Midcap® Index, please see “Description of Equity Indices—The Russell Indices” in this market measure supplement.

THE ISHARES® U.S. REAL ESTATE ETF

The iShares® U.S. Real Estate ETF is issued by the iShares® Trust, a registered investment company. The iShares® U.S. Real Estate ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Index. The iShares® U.S. Real Estate ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® U.S. Real Estate ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IYR.”

For a description of the Dow Jones U.S. Real Estate Index, please see “Description of Equity Indices—Dow Jones U.S. Real Estate Index” in this market measure supplement.

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THE SPDR® DOW JONES INDUSTRIAL AVERAGE® ETF TRUST

The SPDR® Dow Jones Industrial Average® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the Dow Jones Industrial Average®. The SPDR® Dow Jones Industrial Average® ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® Dow Jones Industrial Average® ETF Trust’s SEC file numbers are 333-31247 and 811-09170. The SPDR® Dow Jones Industrial Average® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “DIA.”

For a description of the Dow Jones Industrial Average®, please see “Description of Equity Indices—The Dow Jones Industrial Average®” in this market measure supplement.

THE SPDR® S&P 500® ETF TRUST

The SPDR® S&P 500® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P 500® ETF Trust’s SEC file numbers are 033-46080 and 811-06125. The SPDR® S&P 500® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “SPY.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the SPDR® S&P 500® ETF Trust and the S&P 500® Index.

For a description of the S&P 500® Index, please see “Description of Equity Indices—The S&P Indices” in this market measure supplement.

THE SPDR® S&P MIDCAP 400® ETF TRUST

The SPDR® S&P MidCap 400® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P MidCap 400® Index. The SPDR® S&P MidCap 400® ETF Trust is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P MidCap 400® ETF Trust’s SEC file numbers are 033-89088 and 811-08972. The SPDR® S&P MidCap 400® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “MDY.”

For a description of the S&P MidCap 400® Index, please see “Description of Equity Indices—The S&P Indices” in this market measure supplement.

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THE CONSUMER DISCRETIONARY SELECT SECTOR SPDR® FUND

The Consumer Discretionary Select Sector SPDR® Fund is issued by the Select Sector SPDR®` Trust, a registered open-end management investment company. The Consumer Discretionary Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Consumer Discretionary Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLY.”

For a description of the Consumer Discretionary Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

THE ENERGY SELECT SECTOR SPDR® FUND

The Energy Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index. The Energy Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Energy Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLE.”

For a description of the Energy Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

THE FINANCIAL SELECT SECTOR SPDR® FUND

The Financial Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Financial Select Sector Index. The Financial Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Financial Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLF.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the Financial Select Sector SPDR® Fund and the Financial Select Sector Index.

For a description of the Financial Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

THE HEALTH CARE SELECT SECTOR SPDR® FUND

The Health Care Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Health Care Select Sector Index. The Health Care Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Health Care Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLV.”

For a description of the Health Care Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

THE INDUSTRIAL SELECT SECTOR SPDR® FUND

The Industrial Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Industrial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Industrial Select Sector Index. The Industrial Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Industrial Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLI.”

For a description of the Industrial Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

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THE TECHNOLOGY SELECT SECTOR SPDR® FUND

The Technology Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index. The Technology Select Sector SPDR® Fund’s SEC file numbers are 333-57791 and 811-08837. The Technology Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol “XLK.”

For a description of the Technology Select Sector Index, please see “Description of Equity Indices—The Select Sector Indices” in this market measure supplement.

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THE SPDR® S&P® BIOTECH ETF

The SPDR® S&P® Biotech ETF is issued by the SPDR® Series Trust, a registered open-end management investment company. The SPDR® S&P® Biotech ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Biotechnology Select Industry Index. The SPDR® S&P® Biotech ETF’s SEC file numbers are 333-57793 and 811-08839. The SPDR® S&P® Biotech ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XBI.”

For a description of the S&P® Biotechnology Select Industry Index, please see “Description of Equity Indices—The S&P Select Industry Indices” in this market measure supplement.

THE SPDR® S&P® HOMEBUILDERS ETF

The SPDR® S&P® Homebuilders ETF is issued by the SPDR® Series Trust, a registered open-end management investment company. The SPDR® S&P® Homebuilders ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Homebuilders Select Industry Index. The SPDR® S&P® Homebuilders ETF’s SEC file numbers are 333-57793 and 811-08839. The SPDR® S&P® Homebuilders ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XHB.”

For a description of the S&P® Homebuilders Select Industry Index, please see “Description of Equity Indices—The S&P Select Industry Indices” in this market measure supplement.

THE SPDR® S&P® OIL & GAS EXPLORATION & PRODUCTION ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF is issued by the SPDR® Series Trust, a registered open-end management investment company. The SPDR® S&P® Oil & Gas Exploration & Production ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Oil & Gas Exploration & Production Select Industry Index. The SPDR® S&P® Oil & Gas Exploration & Production ETF’s SEC file numbers are 333-57793 and 811-08839. The SPDR® S&P® Oil & Gas Exploration & Production ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XOP.”

For a description of the S&P® Oil & Gas Exploration & Production Select Industry Index, please see “Description of Equity Indices—The S&P Select Industry Indices” in this market measure supplement.

THE SPDR® S&P® RETAIL ETF

The SPDR® S&P® Retail ETF is issued by the SPDR® Series Trust, a registered open-end management investment company. The SPDR® S&P® Retail ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Retail Select Industry Index. The SPDR® S&P® Retail ETF’s SEC file numbers are 333-57793 and 811-08839. The SPDR® S&P® Retail ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XRT.”

For a description of the S&P® Retail Select Industry Index, please see “Description of Equity Indices—The S&P Select Industry Indices” in this market measure supplement.

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THE VANECK VECTORS® GOLD MINERS ETF

The VanEck Vectors® Gold Miners ETF is issued by the VanEck Vectors® ETF Trust, a registered open-end management investment company. The VanEck Vectors® Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index®. The VanEck Vectors® Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck Vectors® Gold Miners ETF is listed on the NYSE Arca, Inc. under the ticker symbol “GDX.”

For a description of the NYSE® Arca Gold Miners Index®, please see “Description of Equity Indices—NYSE® Arca Gold Miners Index®” in this market measure supplement.

THE VANECK VECTORS® OIL SERVICES ETF

The VanEck Vectors® Oil Services ETF is issued by the VanEck Vectors® ETF Trust, a registered open-end management investment company. The VanEck Vectors® Oil Services ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® U.S. Listed Oil Services 25 Index. The VanEck Vectors® Oil Services ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck Vectors® Oil Services ETF is listed on the NYSE Arca, Inc. under the ticker symbol “OIH.”

For a description of the MVIS® U.S. Listed Oil Services 25 Index, please see “Description of Equity Indices—MVIS® U.S. Listed Oil Services 25 Index” in this market measure supplement.

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